SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549





                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): April 18, 2003



                        Federal Signal Corporation
          (Exact name of registrant as specified in its charter)


 Delaware                           0-693                      36-1063330

(State or other jurisdiction     (Commission File            (IRS Employer
  of incorporation)                 Number)                  Identification No.)


              1415 W. 22nd Street, Oak Brook,Illinois        60523
              (Address of principal executive offices)     (Zip Code)


                            (630) 954-2000
          (Registrant's telephone number, including area code)






Item 9.  Regulation FD Disclosure

On April 17, the Registrant issued the following news release:


                           FEDERAL SIGNAL CORPORATION
                        DECLARES QUARTERLY CASH DIVIDEND

     Oak Brook, Illinois, April 17, 2003 - The Board of Directors of Federal Signal Corporation today declared the regular quarterly cash dividend of 20 cents on its common stock, payable July 1, 2003 to holders of record at the close of business on June 12, 2003. This represents the 221st consecutive quarterly cash dividend paid by the company to holders of common stock.

     Also, at Federal Signal Corporation's Annual Meeting of Shareholders held on April 17, 2003, the shareholders reelected James C. Janning, Joseph J. Ross and Joan E. Ryan to the Board of Directors for three-year terms and the shareholders approved an amendment of the company's Stock Benefit Plan to allow payment of director fees with stock awards and to increase the number of shares available under the plan by 1,500,000 shares.

     Federal Signal Corporation is a global manufacturer of leading niche products in four operating groups: environmental vehicles and related products, fire rescue vehicles, safety and signaling products, and consumable industrial tooling. Based in Oak Brook, Illinois, the company's shares are traded on the New York Stock Exchange under the symbol FSS.




                                           SIGNATURES



                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  FEDERAL SIGNAL CORPORATION



      Dated:  April 18, 2003                    By:  /s/ Joseph J. Ross

                                                   Joseph J. Ross
                                                   Chairman and
                                                   Chief Executive Officer